UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange act of 1934

Date of report (date of earliest event reported): April 16, 2015

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification No.)

3033 Science Park Road, Suite 300

San Diego, California 92121

(858) 652-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 16, 2015, Receptos, Inc. (“Receptos” or the “Company”) issued a press release announcing top-line results for the maintenance period of its Phase 2 TOUCHSTONE trial of ozanimod (formerly RPC1063) in Ulcerative Colitis, as further described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 as well as Exhibit 99.1 to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof.

Item 8.01. Other Events.

On April 16, 2015, Receptos announced that the maintenance period of TOUCHSTONE, the Phase 2 trial of ozanimod (formerly RPC1063) in ulcerative colitis (UC), met all of its efficacy endpoints with statistical significance in patients on the 1 mg dose of ozanimod after 32 weeks of treatment. The overall safety and tolerability profile of ozanimod was consistent with the results of TOUCHSTONE’s induction period and those observed in the Company’s RADIANCE Phase 2 trial in relapsing multiple sclerosis (RMS), and continues in the Company’s belief to support the potential for orally administered ozanimod to significantly improve the treatment paradigm for UC patients.

The randomized, double-blind, placebo-controlled trial assessed the efficacy, safety and tolerability of two orally administered doses (0.5 mg and 1 mg) of ozanimod versus placebo in 199 patients with moderately-to-severely active UC across 57 sites in 13 countries. For the induction period, the trial met its primary efficacy and all secondary endpoints with statistical significance for patients on the 1 mg dose after 8 weeks of treatment. In the maintenance period of the trial, 103 patients who had achieved clinical response at week 8 continued with treatment for an additional 24 weeks. The proportion of patients in clinical remission at week 32 as defined by the industry standard Mayo scoring criteria was statistically significant in favor of both the 1 mg group and the 0.5 mg group (p < 0.05) compared to placebo. All secondary endpoints at week 32, including clinical response, change in the Mayo score and mucosal improvement on endoscopy, were also positive and statistically significant for the 1 mg dose.

Ozanimod was generally well tolerated, and the incidence of adverse events across the active treatment groups and placebo appeared to be similar. Most adverse events were either mild or moderate in nature, and there appeared to be no concerning signals in the adverse events of special interest, including the cardiac and hepatic safety profiles. Rates of liver transaminase elevations observed in patients receiving ozanimod were low and consistent with the earlier Phase 2 trial in RMS.

Receptos intends to move forward with a Phase 3 trial of RPC1063 in UC and a Phase 2 program in Crohn’s disease in 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Receptos, Inc. on April 16, 2015.

Exhibit 99.1 to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof.

Forward-Looking Statements

The statement in this Current Report on Form 8-K, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intends”, “continues” and “belief,” as well as similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that forward-looking statements, including without limitation statements regarding the safety, efficacy and projected development timeline of RPC1063, constitute forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation consistency of trial results to date with further trial results, the Company’s ability to adequately and timely recruit and enroll patients in its clinical trials, as well as other risks associated with the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics. These and other risks are described in detail in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements contained in this report speak only as of the date on which they were first made by the Company, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015	RECEPTOS, INC.

	By:	/s/ Christian Waage Christian Waage Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Receptos, Inc. on April 16, 2015.

Exhibit 99.1 to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof.